FIFTH THIRD FUNDS

                 AMENDED AND RESTATED SHAREHOLDER SERVICING PLAN

        This amended and restated Shareholder Servicing Plan (the "Plan") is adopted by the Fifth Third Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), on behalf of each of its Funds (individually, a "Fund," and collectively, the "Funds") set forth in Exhibits A, B, C and D, as amended from time to time, subject to the following terms and conditions:

        SECTION 1. ANNUAL FEES.

        Shareholder Services Fee. Each Fund (or class thereof, as the case may be) may pay to the distributor of its shares (the "Distributor") or financial institutions that provide certain services to the Funds, a shareholder and/or administration services fee under the Plan (the "Service Fee"). Such Service Fee shall be at the rates set forth in Exhibits A, B, C and D.

        Adjustment to Fees. Any Fund may pay a Services Fee to the Distributor or financial institution at a lesser rate than the fees specified in Exhibits A, B, C and D as agreed upon by the Board of Trustees and the Distributor or financial institution and approved in the manner specified in Section 3 of this Plan.

        Payment of Fees. The Services Fee will be calculated daily and paid monthly by each Fund at the annual rates indicated in Exhibits A, B, C and D.

        SECTION 2. EXPENSES COVERED BY THE PLAN.

        Services Fees may be used by the Distributor or financial institution for payments to financial institutions and persons who provide administrative and support services to their customers who may from time to time beneficially own shares, which may include (i) establishing and maintaining accounts and records relating to shareholders; (ii) processing dividend and distribution payments from the Fund on behalf of shareholders; (iii) providing information periodically to shareholders showing their positions in shares and integrating such statements with those of other transactions and balances in shareholders' other accounts serviced by such financial institution; (iv) arranging for bank wires; (v) responding to shareholder inquiries relating to the services performed; (vi) responding to routine inquiries from shareholders concerning their investments; (vii) providing sub-accounting with respect to shares beneficially owned by shareholders, or the information to the Fund necessary for sub-accounting; (viii) if required by law, forwarding shareholder communications from the Fund (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to shareholders; (ix) assisting in processing purchase, exchange and redemption requests from shareholders and in placing such orders with service contractors;
(x) assisting shareholders in changing dividend options, account designations and addresses; (xi) providing shareholders with a service that invests the assets of their accounts in shares pursuant to specific or pre-authorized instructions; and (xii) providing such other similar services
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as a Fund or its shareholders may reasonably request to the extent the
Distributor is permitted to do so under applicable statutes, rules and regulations.

        SECTION 3. APPROVAL OF TRUSTEES.

        Neither the Plan will take effect until approved by a majority of both
(a) the full Board of Trustees of the Trust and (b) those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the Plan or in any agreements related to it (the "Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the Plan and the related agreements.

        SECTION 4. CONTINUANCE OF THE PLAN.

        The Plan unless terminated earlier as hereinafter provided, shall continue in effect from year-to-year as to each Fund so long as each such continuance is approved at least annually by the Trustees of the Trust and by a majority of the Qualified Trustees.

        SECTION 5. TERMINATION.

        The Plan may be terminated at any time with respect to a Fund (i) by the Trust without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund (or, the shareholders of a particular class, if applicable) or (ii) by a vote of the Qualified Trustees. The Plan may remain in effect with respect to a Fund even if the Plan has been terminated in accordance with this Section 5 with respect to any other Fund.

        SECTION 6. AMENDMENTS.

        No material amendment to the Plan may be made unless approved by the Trust's Board of Trustees in the manner described in Section 3 above.

        SECTION 7. WRITTEN REPORTS.

        In each year during which the Plan remains in effect, a person authorized to direct the disposition of monies paid or payable by a Fund pursuant to the Plan or any related agreement will prepare and furnish to the Trust's Board of Trustees, and the Board will review, at least quarterly, written reports which set out the amounts expended under the Plan and the purposes for which those expenditures were made.

        SECTION 8. PRESERVATION OF MATERIALS.

        The Trust will preserve copies of the Plan, any agreement relating to the Plan and any report made pursuant to Section 7 above, for a period of not less than six years (the first two years in an easily accessible place) from the date of the Plan, agreement or report.

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        SECTION 9. LIMIT OF LIABILITY.

        The limitation of shareholder liability set forth in the Trust's Amended and Restated Declaration of Trust is hereby acknowledged. The obligations of the Trust under this Plan, if any, shall not be binding upon the Trustees individually or upon holders of shares of the Trust individually but shall be binding only upon the assets and property of the Trust, and upon the Trustees insofar as they hold title thereto.

        SECTION 10. MEANINGS OF CERTAIN TERMS.

        As used in the Plan, the terms "interested person" and "majority of the outstanding voting securities" will be deemed to have the same meaning that those terms have under the Investment Company Act of 1940.

Amended and Restated: December 9, 2009

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                                    EXHIBIT A

        This Shareholder Servicing Plan shall be adopted with respect to Class C Shares of the following Funds of the Trust:

Fifth Third All Cap Value Fund
Fifth Third Disciplined Large Cap Value Fund
Fifth Third Dividend Growth Fund
Fifth Third Equity Index Fund
Fifth Third High Yield Bond Fund
Fifth Third International Equity Fund
Fifth Third LifeModel Aggressive Fund(SM)
Fifth Third LifeModel Conservative Fund(SM)
Fifth Third LifeModel Moderate Fund(SM)
Fifth Third LifeModel Moderately Aggressive Fund(SM)
Fifth Third LifeModel Moderately Conservative Fund(SM)
Fifth Third Micro Cap Value Fund
Fifth Third Mid Cap Growth Fund
Fifth Third Prime Money Market Fund
Fifth Third Quality Growth Fund
Fifth Third Short Term Bond Fund
Fifth Third Small Cap Growth Fund
Fifth Third Small Cap Value Fund
Fifth Third Strategic Income Fund
Fifth Third Structured Large Cap Plus Fund
Fifth Third Total Return Bond Fund

        In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Class C Shares of each applicable Fund held during the month.

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                                    EXHIBIT B

        This Shareholder Servicing Plan shall be adopted with respect to the Trust Class Shares of the following Funds of the Trust:

Fifth Third Equity Index Fund
Fifth Third Institutional Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third U.S. Treasury Money Market Fund

        In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.25% of the average daily net assets attributable to the Trust Class Shares of each applicable Fund held during the month.

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                                    EXHIBIT C

        This Shareholder Servicing Plan shall be adopted with respect to the Preferred Class Shares of the following Funds of the Trust:

Fifth Third Equity Index Fund
Fifth Third Institutional Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third U.S. Treasury Money Market Fund

        In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.15% of the average daily net assets attributable to the Preferred Class Shares of each applicable Fund held during the month.

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                                    EXHIBIT D

        This Shareholder Servicing Plan shall be adopted with respect to the Select Class Shares of the following Funds of the Trust:

Fifth Third Equity Index Fund
Fifth Third Institutional Money Market Fund
Fifth Third Institutional Government Money Market Fund
Fifth Third U.S. Treasury Money Market Fund

        In compensation for the services provided pursuant to this Plan, the Trust shall pay the Distributor or financial institution a service fee at the end of each month at the annual rate of up to 0.08% of the average daily net assets attributable to the Select Shares of each applicable Fund held during the month.

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